UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

KALA BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 2, 2026, David Lazar tendered his resignation to the Board of the Directors (the “Board”) as the Chief Executive Officer and Chief Financial Officer of KALA BIO, Inc. (the “Company”), effective as of the same date. Mr. Lazar remains a director of the Board.

On February 2, 2026, to fill the executive vacancy as a result of Mr. Lazar’s resignation as the Chief Executive Officer and Chief Financial Officer of the Company, the Board appointed Avi Minkowitz, a current director of the Company, as the Company’s Chief Executive Officer and Chief Financial Officer, effective as of the same date.

Prior to his appointment as the Company’s Chief Executive Officer and Chief Financial Officer, Mr. Minkowitz served as Vice President at Parkit Enterprise Inc. (TSX: PKT.V), now an industrial real estate platform, from July 2018 to December 2020. In that capacity, he sourced and underwrote potential real estate acquisitions for the Company. His tenure ended with the successful underwriting and merger with an industrial real estate entity. He subsequently served as an Analyst at Leonite Capital, a family office investment firm, from January 2021 to October 2024, where he focused primarily on financing for publicly traded companies, M&A, and business development. In addition, since 2023, he has worked as a Management Consultant, advising companies on growth, restructuring, and financing.

Mr. Minkowitz currently serves on the board of directors at NuRAN Wireless Inc. (CSE: NUR) beginning in November 2025, and of International Star Inc. (OTC: ILST) beginning in October 2022.

Mr. Minkowitz is a seasoned entrepreneur who has founded and built multiple businesses and has successfully exited two companies to date: Mattress Boyz Inc., a mattress manufacturing, wholesale, and retail company, and Smart Parking Solutions Canada Inc., a parking management company acquired by Parkit Enterprise Inc. He continues to work with hedge funds and private investment firms on capital structuring, mergers and acquisitions, and debt and equity financing, and has experience navigating regulatory frameworks applicable to publicly traded and regulated businesses. Mr. Minkowitz also has extensive experience in the acquisition, financing, and management of real estate assets. He holds both a specialized honours bachelor’s degree in psychology and a master’s degree in disaster and emergency management from York University in Toronto, Canada.

There are no family relationships between Mr. Minkowitz and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Mr. Minkowitz that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

February 5, 2026	By:	/s/ Avi Minkowitz
		Name:	Avi Minkowitz
		Title:	Chief Executive Officer

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